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                                                                    EXHIBIT 21.1
                                                                    TO FORM 10-K


                             List of Subsidiaries
                             --------------------

HCFP Funding, Inc., a Delaware corporation
HCFP Funding, II, Inc., a Delaware corporation
Wisconsin Circle Funding Corporation, a Delaware corporation